Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in this Registration Statement on Form S-8 of Arteris, Inc. of our report dated February 28, 2023, relating to the consolidated financial statements of Arteris, Inc. and its subsidiaries appearing in the Annual Report Form 10-K of Arteris, Inc. for the year ended December 31, 2022, filed with the Securities and Exchange Commission.

/s/ Moss Adams LLP

San Francisco, California

March 1, 2023